UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2008

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Periodic Restricted Share Awards

On December 5, 2008, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of ICO, Inc. (the “Company”) approved periodic awards, described below, of restricted shares of the Company’s common stock (“Restricted Shares”), to the executive officers of the Company named below (other than the Chief Executive Officer, A. John Knapp, Jr.), pursuant to the terms of the Company’s 2007 Equity Incentive Plan, as amended (the “Plan”), and award agreements to be executed by the executive officers.  On December 8, 2008, the Board approved the periodic award, described below, of Restricted Shares to Mr. Knapp, pursuant to the terms of the Plan and an award agreement to be executed by Mr. Knapp.

A. John Knapp Jr. (Chief Executive Officer & President, ICO, Inc.):	30,000	Restricted Shares
Derek R. Bristow (President - ICO Europe):	36,000	Restricted Shares
Stephen E. Barkmann (President - Bayshore Industrial):	34,000	Restricted Shares
Donald Eric Parsons (President - ICO Polymers North America):	20,000	Restricted Shares
Bradley T. Leuschner (Chief Financial Officer & Treasurer, ICO, Inc.):	8,000	Restricted Shares

All of the above-described awards are subject to the following terms:

Date of Grant:	December 15, 2008.
Vesting Date:	December 15, 2011 (the third anniversary of the Date of Grant).
Forfeiture:
The Restricted Shares are subject to forfeiture in the event that the executive officer’s employment with the Company terminates prior to the end of the three-year vesting period (except in the event of death of the executive officer or other very limited circumstances described in the Plan as interpreted by the Committee, in which case, the Restricted Shares will vest immediately).

Fiscal Year 2008 Cash Bonuses and Offer to Cancel and Replace with Restricted Shares

On December 5, 2008, the Committee approved cash bonus awards to the above-named executive officers (other than Mr. Knapp) pursuant to the respective fiscal year 2008 (“FY 2008”) Annual Incentive Bonus Plan Matrices applicable to each of them (filed as Exhibits 10.1 and 10.2 to Form 8-K filed on January 23, 2008).  On December 8, 2008, the Board approved the FY 2008 cash bonus award to Mr. Knapp pursuant to the formula set forth in Mr. Knapp’s employment agreement, as amended (filed as Exhibit 10.1 to Form 8-K filed on January 29, 2008).  The Committee (with regard to all executive officers other than Mr. Knapp) and the Board (with regard to Mr. Knapp) also approved offering each of the executive officers the option to cancel all or a portion of their FY 2008 cash bonuses in exchange for an award of Restricted Shares pursuant to the terms of the Plan and award agreement to be executed by the executive officer, with the following terms:

Number of Shares:	The number of shares of ICO, Inc. common stock having a Fair Market Value (as defined in the Plan) on the Date of Grant that is equal in value to the cash bonus award cancelled.
Date of Grant:	December 15, 2008.
Vesting Date:	December 15, 2011 (the third anniversary of the Date of Grant).
Forfeiture:
The Restricted Shares are subject to forfeiture in the event that the executive officer’s employment with the Company terminates prior to the end of the three-year vesting period (except in the event of death of the executive officer or other very limited circumstances described in the Plan as interpreted by the Committee, in which case, the Restricted Shares will vest immediately).

Fiscal Year 2009 Cash Bonus Formula for CEO

On December 8, 2008, the Board also approved a discretionary cash bonus formula for the Company’s President and Chief Executive Officer, A. John Knapp, Jr., for the fiscal year ending September 30, 2009 (“FY 2009”), calculated as follows:

Formula for calculating the FY 2009 Annual Incentive Bonus for CEO, A. John Knapp, Jr.:

The sum of the Annual Incentive Bonuses paid to the Company’s other six
Executive Leadership Team (“ELT”) members based on FY 2009 performance, in accordance with their respective FY 2009 Annual Incentive Bonus Plans divided by:

The sum of the FY 2009 Base Salaries of Company’s other six ELT members multiplied by:

Mr. Knapp’s FY 2009 Annual Base Salary ($250,000)

For the purpose of the above formula, “the other six ELT members” are (1) Donald Eric Parsons, President – ICO Polymers North America; (2) Stephen E. Barkmann, President – Bayshore Industrial; (3) Derek R. Bristow, President - ICO Europe; (4) ___________,* President – ICO Asia Pacific*; (5) Bradley T. Leuschner, Chief Financial Officer & Treasurer; and (6) Charlotte Fischer Ewart, General Counsel & Secretary.

*Due to the vacancy in the position of President - ICO Asia Pacific, the calculation of the President - ICO Asia Pacific bonus for the purpose of this formula will be based on performance of the Asia Pacific segment during FY 2009 against the metrics set out in the FY 2009 Annual Incentive Bonus Plans applicable to the Group Presidents, with the subjective component at the Board’s discretion, as if there is a President in the position all year who earns a base salary of US $250,000.

The FY 2009 Annual Incentive Bonus Plans applicable to the other six ELT members have not yet, as of the date of this Form 8-K, been finalized by the Compensation Committee, but are expected to be similar in structure to the FY 2008 Annual Incentive Bonus Plans applicable to executive officers referenced above (filed as Exhibits 10.1 and 10.2 to Form 8-K filed on January 23, 2008).

Item 8.01            Other Events

Changes to Board Committee Composition

On December 8, 2008, to be effective on the same day, the Board approved the following changes to the composition of the standing committees of the Board: (i) Eugene R. Allspach shall serve on the Compensation Committee and the Governance & Nominating Committee; and (ii) Warren W. Wilder shall no longer serve on the Compensation Committee.  Except as described in this paragraph, there are no changes to the composition of the standing committees of the Board.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
10.1	Restricted Stock Agreement (the Company’s standard form for grants of Restricted Shares to employees pursuant to the Company’s 2007 Equity Incentive Plan, as amended ).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: December 11, 2008	By:	/s/ Bradley T. Leuschner
	Name:	Bradley T. Leuschner
	Title:	Chief Financial Officer and Treasurer